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                                                               Exhibit (d)(2)

                        INVESTMENT SUB-ADVISORY AGREEMENT


                  This Agreement is made as of November 16, 1998, by and between GOVERNORS GROUP ADVISORS, INC., a Delaware corporation (the "Advisor"), and MARTINDALE ANDRES & COMPANY, INC., a Pennsylvania corporation (the "Sub-Advisor").

                  WHEREAS, Governor Funds, a Delaware business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

                  WHEREAS, pursuant to an Investment Advisory Agreement dated as of October 5, 1998, by and between the Trust and the Advisor (the "Advisory Agreement"), the Advisor has agreed to furnish investment advisory services to the Trust with respect to each of its investment portfolios; and

                  WHEREAS, the Advisory Agreement expressly authorizes the Advisor to employ or associate itself with one or more investment sub-advisers provided that the retention of any such sub-adviser shall be approved in accordance with the provisions of the 1940 Act; and

                  WHEREAS, the Advisor desires to appoint the Sub-Advisor as investment sub-adviser to each investment portfolio of the Trust set forth on Schedule A hereto (each, a "Fund," collectively, the "Funds"), and the Sub-Advisor wishes to accept such appointment; and

                  WHEREAS, the Board of Trustees of the Trust and the shareholders of each Fund have approved this Agreement and the appointment of the Sub-Advisor as investment sub-adviser to such Fund.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                  SECTION 1. APPOINTMENT. The Advisor hereby appoints the Sub-Advisor to act as investment sub-adviser to the Funds for the period and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

                  SECTION 2. DELIVERY OF DOCUMENTS. The Trust or Advisor has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following:


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                  (a) the Trust's Certificate of Trust, as filed with the
         Secretary of State of Delaware on September 3, 1998, as amended or restated to the date hereof;

                  (b) the Trust's Declaration of Trust, as amended or restated to the date hereof (such Declaration, as presently in effect and as it shall from time to time be amended and restated, is herein called the "Declaration of Trust");

                  (c) the Trust's By-Laws and any amendments thereto;

                  (d) resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Advisor and approving this Agreement;

                  (e) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on October 1, 1998 and all amendments thereto;

                  (f) all of the Trust's procedures and guidelines and all resolutions of the Trust's Board relevant to the services to be provided by the Sub-Advisor hereunder;

                  (g) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act"), (File No. 333-65213), and under the 1940 Act as filed with the Securities and Exchange Commission and the most recent amendment thereto; and

                  (h) the most recent Prospectus and Statement of Additional Information of each of the Funds (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

                  The Trust will furnish the Sub-Advisor from time to time with copies of all amendments of or supplements to the foregoing.

                  SECTION 3. MANAGEMENT. Subject to the supervision of the Advisor and the Trust's Board of Trustees, the Sub-Advisor will provide a continuous investment program for each of the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Sub-Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds and will implement such determinations through the placement, in the name of the Funds, of orders for the execution of portfolio transactions with or through such brokers or dealers as it may select. The Sub-Advisor will provide the services under this Agreement in accordance with each of the Fund's investment objectives, policies, and restrictions



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as stated in the Prospectus, as the same may be amended, supplemented or restated from time to time, and resolutions of the Trust's Board of Trustees.

                  In fulfilling its responsibilities hereunder, the Sub-Advisor further agrees that it will:

                  (a) use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

                  (b) conform with all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Sub-Advisor;

                  (c) not make loans to any person to purchase or carry shares of beneficial interest in the Trust or make loans to the Trust;

                  (d) place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Sub-Advisor will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. In assessing the best execution available for any transaction, the Sub-Advisor shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). Consistent with this obligation, the Sub-Advisor may, in its discretion and to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Funds and/or other accounts over which the Sub-Advisor exercises investment discretion. Subject to the review of the Advisor and the Trust's Board of Trustees from time to time with respect to the extent and continuation of the policy, the Sub-Advisor is authorized to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for any of the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Advisor with respect to the accounts as to which it exercises investment discretion. In placing orders with brokers and dealers, consistent with applicable laws, rules and regulations, the Sub-Advisor may consider the sale of shares of the



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         Trust. Except as otherwise permitted by applicable laws, rules and regulations, in no instance will portfolio securities be purchased from or sold to BISYS Fund Services Ohio Inc., the Advisor, the Sub-Advisor or any affiliated person of the Trust, BISYS Fund Services Ohio Inc., the Advisor or the Sub-Advisor. In executing portfolio transactions for any Fund, the Sub-Advisor may, but shall not be obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of other Funds and its other clients where such aggregation is not inconsistent with the policies set forth in the Trust's registration statement. In such event, the Sub-Advisor will allocate the securities so purchased or sold, and the expenses incurred in the transaction, pursuant to any applicable law or regulation and in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and such other clients.

                  (e) will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Advisor and the Trust's Board of Trustees such periodic and special reports as the Advisor or the Board may request;

                  (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Funds and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

                  (g) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Funds, the Sub-Advisor's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Sub-Advisor or of its parents, subsidiaries or affiliates. In dealing with such customers, the Sub-Advisor and its parents, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

                  SECTION 4. SERVICES NOT EXCLUSIVE. The Sub-Advisor will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent. The investment management services furnished by the Sub-Advisor hereunder are not to be deemed exclusive, and the Sub-Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.



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                  SECTION 5. BOOKS AND RECORDS. In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

                  SECTION 6. EXPENSES. During the term of this Agreement, the Sub-Advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

                  SECTION 7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Advisor will pay the Sub-Advisor and the Sub-Advisor will accept as full compensation therefor a fee as set forth on Schedule A hereto. The obligations of the Advisor to pay the above-described fee to the Sub-Advisor will begin as of the respective dates of the initial public sale of shares in the Funds; provided, however, that the Sub-Advisor may from time to time voluntarily waive any or all such fees. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

                  For the purpose of determining fees payable to the Sub-Advisor, the value of the net assets of a particular Fund shall be computed in the manner described in the Trust's Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund.

                  SECTION 8. LIMITATION OF LIABILITY. Notwithstanding anything herein to the contrary, the Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds or the Advisor in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                  SECTION 9. DURATION AND TERMINATION. This Agreement will become effective as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement or post-effective amendment to a registration statement relating to that Fund becomes effective with the Securities and Exchange Commission and Schedule A hereto is amended to add such Fund), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until June 30, 2000.



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                  Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive periods of twelve months each ending on June 30 of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice to the other parties, without the payment of any penalty, by the Advisor or by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Sub-Advisor. This Agreement will immediately terminate in the event of its assignment and in the event of the termination of the Advisory Agreement. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

                  SECTION 10. SUB-ADVISOR'S REPRESENTATIONS. The Sub-Advisor hereby represents that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable laws and regulations, including but not limited to the Glass-Steagall Act and the regulations promulgated thereunder.

                  SECTION 11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  SECTION 12. YEAR 2000 COMPLIANT. The Sub-Advisor represents and warrants that all services rendered and all computer systems used in the performance of the Sub-Advisor's obligations under this Agreement shall be Year 2000 Compliant. "Year 2000 Compliant" means that the services and systems are designed to and shall:

                  (a) operate in the year 2000 and later with four digit year date capability;

                  (b) operate fault-free in the processing of date and date-dependent data before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing date calculations, comparison and sequencing;

                  (c) function accurately and without interruption before, during, and after January 1, 2000, without any adverse effect on operations and associated with the advent of the new century;

                  (d) store and provide output of date information in ways that are unambiguous as to century.



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The representations and warranties contained herein may not be disclaimed or limited by operation of law.

                  SECTION 13. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. Governor Funds is a business trust organized under Delaware law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of State of Delaware as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Governor Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

                  SECTION 14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of Delaware; provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or any rule or regulation of the Securities and Exchange Commission thereunder. This Agreement may be executed in two or more counterparts which together shall constitute a single Agreement.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.

                           GOVERNORS GROUP ADVISORS, INC.


                           By              /s/Lana V. Burkhardt
                                 -------------------------------------
                           Name            Lana V. Burkhardt
                                 -------------------------------------
                           Title           President
                                 -------------------------------------


                           MARTINDALE ANDRES & COMPANY, INC.


                           By              /s/William C. Martindale Jr.
                                 -------------------------------------
                           Name            William C. Martindale Jr.
                                 -------------------------------------
                           Title           Chief Investment Officer
                                 -------------------------------------


                                                      Dated:  November 16, 1998



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                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                                     between
                         Governors Group Advisors, Inc.
                                       and
                        Martindale Andres & Company, Inc.
                          dated as of November 16, 1998


NAME OF FUND                                         COMPENSATION*                              DATE
------------                                         -------------                              ----

Prime Money Market Fund                  Annual Rate of .20% of such Fund's              November 16, 1998
                                         average net assets

Pennsylvania                             Annual Rate of .30% of such Fund's              November 16, 1998
Municipal Bond Fund                      average daily net assets

Established Growth                       Annual Rate of .40% of such Fund's              November 16, 1998
Fund                                     average daily net assets

Intermediate Term Income                 Annual Rate of .30% of such Fund's              November 16, 1998
Fund                                     average daily net assets

Aggressive Growth                        Annual Rate of .50% of such Fund's              November 16, 1998
Fund                                     average daily net assets

U.S. Treasury                            Annual Rate of .10% of such Fund's              November 16, 1998
Obligations Money                        average daily net assets
Market Fund

Limited Duration                         Annual Rate of .30% of such Fund's              November 16, 1998
Government                               average daily net assets
Securities Fund

Emerging Growth                          Annual Rate of .50% of such Fund's              November 16, 1998
Fund                                     average daily net assets

Lifestyle Conservative                   Annual Rate of .05% of such Fund's              November 16, 1998
Growth Fund                              average daily net assets

Lifestyle Moderate                       Annual Rate of .05% of such Fund's              November 16, 1998
Growth Fund                              average daily net assets

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
NAME OF FUND                                         COMPENSATION*                              DATE
------------                                         -------------                              ----

Lifestyle Growth Fund                    Annual Rate of .05% of such Fund's              November 16, 1998
                                         average daily net assets



*All Fees are computed daily and paid monthly.





GOVERNORS GROUP ADVISORS, INC.           MARTINDALE ANDRES & COMPANY, INC.


By       /s/ Lana V. Burkhardt           By       /s/ William C. Martindale Jr.
     -----------------------------            ----------------------------------
Name         Lana V. Burkhardt           Name         William C. Martindale Jr.
     -----------------------------            ----------------------------------
Title        President                   Title        Chief Investment Officer
     -----------------------------            ----------------------------------


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